Exhibit 99.1

            Ultratech Announces First Quarter 2006 Results

    SAN JOSE, Calif.--(BUSINESS WIRE)--April 20, 2006--Ultratech, Inc. (Nasdaq:UTEK) today announced unaudited results for the three-month period ended April 1, 2006.
    For the first quarter of fiscal 2006, Ultratech reported net sales of $34.9 million compared to $28.0 million during the first quarter of 2005. Ultratech's net profit for the first quarter of 2006 was $1.6 million or $0.06 per share (diluted) compared to a net loss of $1.9 million or $0.08 per share (diluted) for the same quarter last year.
    Arthur W. Zafiropoulo, Chairman and Chief Executive Officer stated, "Ultratech is off to an excellent start for fiscal 2006, achieving record bookings in the advanced packaging area, as well as continued momentum in the laser processing area."
    "During the quarter, demand for our advanced-packaging products continued to drive the growth of the company, as evidenced by Ultratech's receipt of a multiple system order from one of the world's leading semiconductor foundries. In addition, we made progress in the laser processing area with one LSA 100 system acceptance by a logic device manufacturer," continued Zafiropoulo.
    "Looking ahead, we plan to focus on operational efficiency, while making strategic R&D investments in advanced packaging and laser processing to create long-term growth and value for our stockholders," Zafiropoulo concluded.
    Under the Ultratech Corporate Investment Policy, the Company has historically invested its cash in various debt instruments, principally high grade obligations of federal, state, and local government entities. In order to increase the return to the Company on its invested cash, this Policy allows maturities on the obligations of up to five years. Historically, with the Company's external auditors' consent and approval, the Company has recorded all of its cash and investment holdings as current assets on an available for use in current operations basis. The Company has decided to reclassify certain investment holdings which have maturity dates of greater than twelve months from current assets to long-term investments because the Company now intends to hold them to maturity. After this reclassification, the Company's cash, cash equivalents, and short term investments total $124 million. If all of the cash, cash equivalents and investments had been recorded in accordance with the Company's historical practice as current assets, the balance sheet would have shown cash, cash equivalents, and short term investments to be $148 million. At April 1, 2006, Ultratech had a current ratio of 6.2:1. Working capital was $148 million and stockholders' equity was $8.07 per share based on 23,912,917 shares outstanding on April 1, 2006.

    Conference Call Information

    The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time on Thursday, April 20, 2006. To listen to the call over the Internet or to obtain telephone dial-in information for the call, please go to Ultratech's web site at www.ultratech.com.
    If you are unable to attend the live conference call, a replay will be available on Ultratech's website. If you do not have Internet access a replay of the call will be available by dialing 888-286-8010, or 617-801-6888 for international participants, and entering access code 28379833.

    Profile

    Ultratech, Inc. (Nasdaq:UTEK) designs, manufactures and markets photolithography equipment used worldwide in the fabrication of semiconductor and nanotechnology devices, and has expanded its technology scope in pioneering laser processing technology for IC manufacturing. Founded in 1979, Ultratech is a market leader in gold and solder bump lithography. Its products are designed to substantially reduce the cost of ownership for manufacturers in the electronics industry. The company's home page on the World Wide Web is located at www.ultratech.com.

    Certain of the statements contained herein, which are not historical facts and which can generally be identified by words such as "anticipates," "expects," "intends," "will," "could," "believes," "estimates," "continue," and similar expressions, are forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as risks related to our dependence on new product introductions and market acceptance of new products and enhanced versions of our existing products; lengthy sales cycles, including the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; integration, development and associated expenses of the laser processing operation; delays, deferrals and cancellations of orders by customers; cyclicality in the semiconductor and nanotechnology industries; pricing pressures and product discounts; high degree of industry competition; intellectual property matters; expiration of licensing arrangements, and the resulting adverse impact on our licensing revenues; changes to financial accounting standards; changes in pricing by us, our competitors or suppliers; customer concentration; international sales; timing of new product announcements and releases by us or our competitors; ability to volume produce systems and meet customer requirements; sole or limited sources of supply; ability and resulting costs to attract or retain sufficient personnel to achieve our targets for a particular period; dilutive effect of employee stock option grants on net income per share, which is largely dependent upon us achieving and maintaining profitability and the market price of our stock; mix of products sold; rapid technological change and the importance of timely product introductions; outcome of litigation; changes in accounting policies or interpretations of such policies; manufacturing variances and production levels; timing and degree of success of technologies licensed to outside parties; product concentration and lack of product revenue diversification; inventory obsolescence; asset impairment; effects of certain anti-takeover provisions; future acquisitions; volatility of stock price; foreign government regulations and restrictions, the political restrictions in Taiwan regarding offshore investments and the exporting of sensitive technologies and jobs to certain countries; business interruptions due to natural disasters or utility failures; environmental regulations; and any adverse effects of terrorist attacks in the United States or elsewhere, or government responses thereto, or military actions in Iraq, Afghanistan and elsewhere, on the economy, in general, or on our business in particular. Such risks and uncertainties are described in Ultratech's SEC reports including its Annual Report on Form 10-K filed for the year ended December 31, 2005. Due to these and additional factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. These forward-looking statements are based on management's current beliefs and expectations, some or all of which may prove to be inaccurate, and which may change. We undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.


                            ULTRATECH, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS


                                             Apr. 1,      Dec. 31,
(In thousands )                               2006         2005(a)
---------------------------------------------------------------------
ASSETS                                    (Unaudited)

Current assets:
---------------
     Cash, cash equivalents, and
       short-term investments                 $124,301      $141,067
     Accounts receivable                        19,150        19,110
     Inventories                                31,758        28,969
     Prepaid expenses and other
       current assets                            1,243         1,589
---------------------------------------------------------------------
Total current assets                           176,452       190,735

Long-term investments                           23,217             -

Equipment and leasehold
   improvements, net                            23,027        25,117

Demonstration inventories, net                   3,221         3,367

Other assets                                     3,083         3,090
---------------------------------------------------------------------

Total assets                                  $229,000      $222,309
=====================================================================


---------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
--------------------
     Notes payable                              $4,091        $4,289
     Accounts payable                            8,814         8,403
     Deferred product and service income         3,350         1,970
     Other current liabilities                  12,195        10,892
---------------------------------------------------------------------
Total current liabilities                       28,450        25,554

Other liabilities                                7,611         7,805

Stockholders' equity                           192,939       188,950
---------------------------------------------------------------------

Total liabilities and stockholders' equity    $229,000      $222,309
=====================================================================

(a) The balance sheet as of December 31, 2005 has been derived from the audited financial statements as of that date.


                           ULTRATECH, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (UNAUDITED)


----------------------------------------------------------------------
                                                  Three Months Ended
                                                 ---------------------
                                                  Apr. 1,    Apr. 2,
(In thousands, except per share amounts)           2006       2005
----------------------------------------------------------------------
Total net sales(b)                                 $34,944    $27,962

Cost of sales:
--------------
   Cost of products sold                            19,116     13,392
   Cost of services                                  2,171      2,292
----------------------------------------------------------------------
Total cost of sales                                 21,287     15,684
----------------------------------------------------------------------
Gross profit                                        13,657     12,278

Operating expenses:
-------------------
   Research, development, and
    engineering                                      6,153      7,503
   Amortization of intangible assets                     -         95
   Selling, general, and
    administrative                                   7,297      7,535
----------------------------------------------------------------------
Operating income (loss)                                207     (2,855)
Interest expense                                       (12)       (91)
Interest and other income, net                       1,517        914
----------------------------------------------------------------------
Income (loss) before tax                             1,712     (2,032)
Income taxes                                           130       (136)
----------------------------------------------------------------------
Net income (loss)                                   $1,582    ($1,896)
----------------------------------------------------------------------
Earnings per share - basic:
---------------------------
   Net income (loss)                                 $0.07     ($0.08)
   Number of shares used in per share
    calculations - basic                            23,830     23,877

Earnings per share - diluted:
-----------------------------
   Net income (loss)                                 $0.06     ($0.08)
   Number of shares used in per share
    calculations - diluted                          25,127     23,877
----------------------------------------------------------------------

(b) Systems sales                                  $26,873    $20,294
    Parts sales                                      4,536      3,442
    Service sales                                    3,535      3,098
    License sales                                        -      1,128
----------------------------------------------------------------------
     Total sales                                   $34,944    $27,962
----------------------------------------------------------------------

    CONTACT: Ultratech, Inc.
             Bruce Wright or Laura Rebouche, 408-321-8835